UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2022

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10000 E. Geddes Avenue, Suite 500 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of G.J. Hart as Chief Executive Officer; Retirement of Paul J.B. Murphy III

On July 14, 2022, Red Robin Gourmet Burgers, Inc. (the “Company”) announced that G.J. Hart has been appointed the Company’s President and Chief Executive Officer, effective September 6, 2022. Mr. Hart will succeed Paul J.B. Murphy III, who has served as the Company’s President and Chief Executive Officer and on the Company’s board of directors (the “Board”) since September 2019, and who will retire from those positions effective as of Mr. Hart’s appointment. As previously announced, following his retirement, Mr. Murphy will remain as a special advisor to the Company until March 31, 2023, to work with Mr. Hart and the Board to ensure a smooth transition of leadership.

Mr. Hart has served as an independent director of the Company since August 2019. In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Hart will continue to serve as a director of the Company, but will no longer be independent. Accordingly, Mr. Hart is not expected to serve on any of the Board’s standing committees following his appointment as President and Chief Executive Officer, and will cease to serve as a member of the Compensation Committee and the Finance Committee of the Board effective as of his appointment. Furthermore, in connection with Mr. Murphy’s retirement, the size of the Board will be reduced from ten to nine directors.

Biographical information concerning Mr. Hart is included in the Company’s proxy statement for the 2022 annual meeting of stockholders, filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2022, which information is incorporated herein by reference.

There are no arrangements or understandings between Mr. Hart and any other persons pursuant to which he was appointed as President and Chief Executive Officer, and no family relationships among any of the Company’s directors or executive officers and Mr. Hart. Additionally, Mr. Hart has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

On July 14, 2022, the Company issued a press release announcing Mr. Hart’s appointment and Mr. Murphy’s transition, which press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Summary of CEO Compensation Arrangement

In connection with Mr. Hart’s appointment as President and Chief Executive Officer of the Company, Mr. Hart and the Company entered into an offer letter, dated July 13, 2022 (the “Hart Offer Letter”). The Hart Offer Letter provides for the following compensation: (i) an annual base salary of $1,000,000; (ii) eligibility to receive an annual bonus with a target of 100% of base salary (provided that for fiscal year 2022, Mr. Hart shall be eligible to receive 50% of his otherwise applicable annual bonus); and (iii) a sign-on cash bonus of $500,000, payable in two installments: (a) $250,000 payable within 30 days following the commencement of Mr. Hart’s employment, and (b) $250,000 payable in March 2023 on the date the Company pays its annual incentive bonuses for the 2022 fiscal year to the Company’s employees generally. Mr. Hart’s sign-on bonus is subject to repayment if his employment is terminated by the Company for Cause or by Mr. Hart without Good Reason (as such terms are defined in the Hart Offer Letter) in the first two years of his employment.

Mr. Hart will have an opportunity to participate in the Company’s long-term incentive plan with a target annual award value equal to $4.0 million, provided that in fiscal year 2022, Mr. Hart’s award will have a target value of $2.0 million.

Mr. Hart may also participate in the Company’s standard benefit plans, as may be amended from time to time, in which other senior executives are eligible to participate. Additionally, he is entitled to relocation reimbursement benefits in accordance with the Company’s historical and customary practices, and dining privileges at Company-owned restaurants to the same extent as other senior executive employees, and holidays and paid time off in accordance with the Company’s paid time off policies applicable to executive officers as in effect from time to time. In addition, the Company will reimburse Mr. Hart for legal fees associated with the review, negotiation, and execution of his offer letter (not to exceed $10,000).

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Upon the termination of Mr. Hart’s employment for any reason, he will be entitled to receive any accrued but unpaid base salary and reimbursement for any unreimbursed business expenses, in each case through the date of his termination, plus any benefits to which he is entitled under the terms of any Company benefit plan or arrangement (collectively, the “accrued obligations”).

Upon Mr. Hart’s termination of employment by the Company without Cause or due to his resignation for Good Reason, he will be entitled to receive as severance benefits, in addition to any accrued obligations: (i) two times his base salary, payable during the 24-month period following the date of his termination; (ii) payment of a pro rata share of his annual bonus that would otherwise have been earned based on actual performance, had he continued to be employed by the Company for the fiscal year in which his employment was terminated, payable when annual bonuses are regularly paid to similarly situated executives; and (iii) subject to his timely election of continued healthcare coverage under COBRA, a lump sum payment in the amount of the cost of COBRA coverage for Mr. Hart and his eligible dependents for up to 18 months. Mr. Hart’s receipt of the severance benefits mentioned in this paragraph is subject to his execution of a waiver and release of claims in favor of the Company and its affiliates. If Mr. Hart receives severance payments and benefits under the Company’s Change in Control Severance Plan, he will not be eligible to receive the foregoing severance benefits, and his cash severance multiplier under the Change in Control Severance Plan will be 2.0 (not 3.0), and the definitions of Cause and Good Reason (and the applicable release of claims) will be replaced by the definitions and release of claims referred to in his offer letter. Upon termination of employment for any reason, all of Mr. Hart’s unvested equity awards shall be forfeited.

Mr. Hart will be subject to customary restrictive covenants in the Hart Offer Letter, including nondisclosure of confidential information, nondisparagement, return of Company property, and, during employment and for the 24 months following termination of employment, non-competition and non-solicitation of employees, suppliers, and business relations of the Company.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter by and between Red Robin Gourmet Burgers, Inc. and G.J. Hart, dated July 13, 2022.
99.1	Red Robin Gourmet Burgers, Inc. Press Release dated July 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2022

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Michael L. Kaplan
Name:	Michael L. Kaplan
Title:	Chief Legal Officer

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